 As filed with the Securities and Exchange Commission on August 18, 1997
================================================================================

                        REGISTRATION STATEMENT NO. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                           ASTEA INTERNATIONAL INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                              23-2119058
    (State of incorporation)        (I.R.S. Employer Identification Number)

                           455 BUSINESS CENTER DRIVE
                              HORSHAM, PA  19044
                                (215) 682-2500

      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      ASTEA INTERNATIONAL INC. 1997 NON-QUALIFIED STOCK OPTION AGREEMENT
                           (Full Title of the Plan)

                           _________________________

                            ROBERT G. SCHWARTZ, JR.
                           ASTEA INTERNATIONAL INC.
                             55 MIDDLESEX TURNPIKE
                              BEDFORD, MA  10730
                                (617) 275-5440

                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)
                         ____________________________


                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================

 Title of Securities Being    Amount to be    Proposed Maximum Offering Price       Proposed Maximum Aggregate         Amount of
 Registered                  Registered (1)            Per Share(2)                     Offering Price (2)          Registration Fee

-----------------------------------------------------------------------------------------------------------------------------------

Common Stock...............         90,000                $3.06                            $275,400                     $84.00
====================================================================================================================================



(1) Plus such additional number of shares as may be required pursuant to the Astea International Inc. 1997 Non-Qualified Stock Option Agreement in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.


================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

  Astea International Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

       (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
       (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.
       (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.
       (4) The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act and declared effective on July 26, 1995, including any amendment or report filed for the purpose of updating such description.

  In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and
Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
         -------------------------

  Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

  Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

  As permitted by the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director shall actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

  Not applicable.


Item 8.  Exhibits.
         --------

  The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

  Exhibit
  -------

  4.1 Stock Option Agreement, dated June 30, 1997, between the Company and Ronald J. Muns. (Incorporated by reference to Exhibit No. 2 to
            Schedule 13-D/A dated July 7, 1997, filed by Ronald J. Muns, as reporting person, with respect to the Company, as issuer.)

  5.1 Opinion of Robert G. Schwartz, Jr., Vice President and General Counsel of the Company.

  23.1      Consent of Arthur Andersen LP.

  23.2 Consent of Robert G. Schwartz, Jr., Vice President and General Counsel of the Company (included in Exhibit 5.1)

  24.1      Power of Attorney (included in Signature Page).


Item 9.     Undertakings.
            ------------

  (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on August 14, 1997.

                                ASTEA INTERNATIONAL INC.


                                By:  /s/ Zack B. Bergreen
                                     ------------------------------------
                                     Zack B. Bergreen
                                     Chairman of the Board, President and
                                     Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES
                        --------------------------------

  We, the undersigned officers and directors of Astea International Inc., hereby severally constitute and appoint Zack B. Bergreen, John G. Phillips and Robert
G. Schwartz, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Astea International Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                   Date
---------                                -----                   ----

/s/ Zack B. Bergreen           President and Chief              August 14, 1997
--------------------           Executive Officer
    Zack B. Bergreen           and Director (Principal
                               Executive Officer)



/s/ John G. Phillips           Vice President, Chief             August 14, 1997
--------------------------     Financial Officer (Principal
    John G. Phillips           Executive Officer)


/s/ Henry H. Greer             Director                          August 14, 1997
--------------------------
    Henry H. Greer

/s/ Joseph J. Kroger           Director                          August 14, 1997
--------------------------
    Joseph J. Kroger

/s/ Bruce R. Rusch             Director                          August 14, 1997
--------------------------
    Bruce R. Rusch

                                     EXHIBIT INDEX


  Exhibit No.              Description
  ----------               -----------


     4.1 Stock Option Agreement dated June 30, 1997, between the Company and Ronald J. Muns. (Incorporated by reference to Exhibit No. 2 to Schedule 13-D/A dated July 7, 1997, filed by Ronald J. Muns, as reporting person, with respect to the Company, as issuer.)

     5.1 Opinion of Robert G. Schwartz, Jr., Vice President and General Counsel of the Company.

     23.1           Consent of Arthur Andersen LLP.

     23.2 Consent of Robert G. Schwartz, Jr., Vice President and General Counsel of the Company (included in Exhibit 5.1).

     24.1           Power of Attorney (included in Signature Page).